Exhibit 3.13

BARBARA K. CEGAVSKE SetreN•ry of Slate 202 North Caribh SIncitt Carson City, Novaa 8s1e1-4101 (T75c9.1.-57Da netrailr: www.nysos goy it.e t616441. SorzuLnly cliSr7Re Certificate of Designation " S nik Urrarsla {PURSUANT TO Nl Y8.1a55) r ril AM( 114144:thvie - LIG WI.- HIPHI.43HT PAPE IS FOR °FM!. u11s stiRiLy Certificate of Designation Por NeVadra Profit Corporations (Pursuant to MRS. 7$.1955) 1. Name of corporation: Uordivc Corporation. 2. By resolution of the Mara Of directors pursuant to a provision in the articles of incorporation this certificate establishes tie fol owing regarding the voting powers, designatIons. preferences, lirnitet!oris, restrictions and re!alive rights of the following class or series of stock. IT S HEREBY RESOI Corporatinn anti horizs thr issuance of 1.,,OCIU,01)0 Jrmc millioti.) slams of' ! Convertihie Series B Pro ferred Stock, $.001 par vs]ut FUR:111ER RESOLVED, oath share riFPrzecrrad C:ass B Stock shall 1:11;` CLIIPecraLc, al the option or the loldor, Into 1,1X0 (rose thousand) fully paid and rton.-assmobLi: ;hares of thc ,0,0rporation's Common Stook. 111 RTE1FR RESOLVED, the 1-ialdcr5 of the Preferred CLOS ki SIOCk Shall be: entitled to 1,000 term tbnaiMind) VOC-V1 per short of Iiireferred Class B Stuck. 3. Effective date Of filing; (optional) (mussy my, be 9bef gi) daye nerUlleRe is f EtC} . Signature: (required) S i9naiVrq of Officer FilEcag Fee: $175.00 IMPORTANT; Failure b3 any of L' above MOM* or Eno &omit w the prayer Tees may e:V.LiSc this 9irej 1D ea rejecbmi . sb, hT is farm MOS aGoarrippfuDd by awilarefEths, Rgrr mad' -'